SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                         _______________

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 or 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



 Date of report (Date of earliest event reported):
                         November 12, 2004

                           FLYi, Inc.
       (Exact Name of Registrant as Specified in Charter)



        Delaware           0-21976           13-3621051
      (State or other    (Commission      (IRS Employer
      Jurisdiction of     File Number     Identification No.)
       Incorporation)


     45200 Business Court, Dulles, VA                  20166
     (Address of Principal Executive Offices)      (Zip Code)


 Registrant's telephone number, including area code:
                         (703) 650-6000


                               N/A
  (Former Name or Former Address, if Changed Since Last Report)

Item 1.01.     Entry into a Material Definitive Agreement


Flyi, Inc. (the "Company") disclosed in its Form 10-Q filed on November 9, 2004 that to address liquidity concerns the Company was, among other actions, engaged in discussions regarding the terms for acceptance of deliveries of Airbus A319 aircraft that the Company had previously contracted with Airbus' wholly-owned affiliate AVSA S.A.R.L. ("AVSA") to acquire, and for which the Company had not made predelivery payments to AVSA of approximately $8.7 million, resulting in a default that was subject to cure. On November 12, 2004, the Company's wholly owned subsidiary Independence Air, Inc. entered into an agreement with AVSA to amend the purchase agreement for 16 Airbus A319 aircraft in a fashion that eliminates the default that was disclosed in the Company's Form 10-Q. Under the terms of the amended aircraft purchase agreement, delivery of ten A319s originally scheduled for 2005 has been rescheduled to 2007, except that under certain limited circumstances Independence Air may be able to substitute up to 5 of these aircraft with leased Airbus A319 aircraft purchased by operating lessors from Airbus and/or AVSA for delivery in late 2005. The rescheduling of aircraft deliveries to 2007 has adjusted the amount of current and near-term pre-delivery payments due under the purchase agreement, thus assisting in the Company's efforts to address its liquidity requirements. The amendment does not affect the scheduled delivery in 2006 of six Airbus A319s that Independence Air has contracted to purchase from AVSA. Independence Air has previously accepted delivery of two leased Airbus A319s under agreements with operating lessors, and the amendment to Independence Air's agreement with AVSA does not adjust the delivery schedule of the remaining ten leased aircraft scheduled to be delivered through May 2005.

This Report on Form 8-K contains forward-looking statements and information that is based on management's current expectations as of the date of this document. When used herein, the words "anticipate", "believe", "estimate" and "expect" and similar expressions, as they relate to the Company or its management, are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause the actual results of the Company to be materially different from those reflected in such forward-looking statements. Such risks and uncertainties include, among others: the ability of the Company to successfully complete negotiations with its various lessors to reduce and/or defer its aircraft lease and loan payments; the ability to successfully raise cash through the sale or re-financing of Company-owned aircraft and parts inventory; the ability of the Company to effectively implement its low-fare business strategy utilizing regional jets and Airbus aircraft, and to compete effectively as a low-fare carrier, including passenger response to the Company's new service, and the response of competitors with respect to service levels and fares in markets served by the Company; the effects of high fuel prices on the Company; the ability to successfully and timely complete the acquisition of, obtain certification for, and secure financing of, its Airbus aircraft, and to successfully integrate these aircraft into its fleet; and general economic and industry conditions, any of which may impact the Company, its aircraft manufacturers and its other suppliers in ways that the Company is not currently able to predict. Certain of these and other risk factors are more fully disclosed under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 and its Quarterly Report Form 10-Q for the period ended September 30, 2004. The Company does not intend to update these forward-looking statements prior to its next required filing with the Securities and Exchange Commission.








                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                              FLYi, Inc.




Date:  November 15, 2004           By:  /S/ Richard J. Surratt
                              Richard J. Surratt
                              Executive Vice President and Chief
                              Financial Officer